Exhibit 4.C

EL PASO CORPORATION
and
HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee

INDENTURE
Dated as of [          ]

Providing for Issuance of Subordinated Debt Securities in Series

TABLE SHOWING REFLECTION IN INDENTURE OF CERTAIN PROVISIONS
OF TRUST INDENTURE ACT OF 1939, AS AMENDED

Trust Indenture Act Section		Indenture Section

310	(a) (1)	609
	(a) (2)	609
	(a) (3)	Not Applicable
	(a) (4)	Not Applicable
	(a) (5)	609
	(b)	608, 610, 703(a)(2)

311	(a)	613 (a)
	(b)	613 (b)

312	(a)	701, 702 (a)
	(b)	702 (b)
	(c)	702 (c)

313	(a)	703 (a)
	(b)	703 (b)
	(c)	703 (a), 703 (b)
	(d)	703 (c)
314	(a) (1)	704
	(a) (2)	704
	(a) (3)	704
	(a) (4)	1004
	(b)	Not Applicable
	(c) (1)	102
	(c) (2)	102
	(c) (3)	Not Applicable
	(d)	Not Applicable
	(e)	102

315	(a)	601 (a), 601 (c)
	(b)	602,
		703 (a) (7)
	(c)	601 (b)
	(d)	601
	(d) (1)	601 (a)
	(d) (2)	601 (c) (2)
	(d) (3)	601 (c) (3)
	(e)	514

Trust Indenture Act Section		Indenture Section

316	(a)	101
	(a) (1) (A)	502, 512
	(a) (1) (B)	502, 513
	(a) (2)	Not Applicable
	(b)	508
	(c)	104(d)

317	(a) (1)	503
	(a) (2)	504
	(b)	1003

318	(a)	107
This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

-i-

(continued)

-ii-

(continued)

-iii-

(continued)
NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

-iv-

     INDENTURE dated as of [                    ], between EL PASO CORPORATION, a corporation duly organized and existing under the laws of Delaware, (hereinafter called the “Company”) having its principal office at 1001 Louisiana Street, Houston, Texas 77002, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (hereinafter called the “Trustee”), having its principal corporate trust office at 452 Fifth Avenue, New York, New York 10018.
Recitals of the Company
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Securities (as defined below) in one or more fully registered series.
     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
     This Indenture is subject to the provisions of the Trust Indenture Act (as defined below) that are required to be a part of this Indenture and, to the extent applicable, shall be governed by such provisions.
Agreements of the Parties
     To set forth or to provide for the establishment of the terms and conditions upon which the Securities are and are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as the case may be:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
     Section 101. Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;
     (4) all references in this instrument to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (5) “including” and words of similar import shall be deemed to be followed by “without limitation”.
     Certain terms used principally in Article Six are defined in that Article.
     “Act”, when used with respect to any Holder, has the meaning specified in Section 104.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Authenticating Agent” means any Person authorized by the Trustee to authenticate Securities of any series under Section 614.
     “Authorized Newspaper” means a newspaper of general circulation in the relevant area, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.
     “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
     “Blockage Notice” has the meaning specified in Section 1203.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board or any committee of officers of the Company acting pursuant to authority granted by the board of directors of the Company or any committee of such board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means, with respect to any series of Securities, each day which is neither a Saturday, Sunday or other day on which banking institutions and trust companies in the pertinent Place or Places or the City of New York of Payment are authorized or required by law or executive order to be closed.

     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor.
     “Company Request” and “Company Order” mean a written request, order or consent, respectively, signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or any other authorized officer of the Company or a person duly authorized by one of them, and delivered to the Trustee.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 452 Fifth Avenue, New York, New York 10018.
     “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     “Discharged” has the meaning specified in Section 403.
     “Default” means, with respect to a series of Securities, any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
     “Defaulted Interest” has the meaning specified in Section 307.
     “Depositary” means, unless otherwise specified by the Company pursuant to either Section 204 or 301, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934 or other applicable statute or regulation.
     “Event of Default” has the meaning specified in Section 501.
     “Global Security”, when used with respect to any series of Securities issued hereunder, means a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Request, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.
     “Holder” means a Person in whose name a Security is registered in the Security Register.

     “Indebtedness” of any Person means all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others).
     “Indenture” or “this Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.
     “Interest Payment Date”, when used with respect to any series of Securities, means the Stated Maturity of any installment of interest on those Securities.
     “Judgment Currency” has the meaning specified in Section 114.
     “Maturity”, when used with respect to any Security, means the date on which the principal or an installment of principal of such Security becomes due and payable as therein or herein provided, whether on a Repayment Date, at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.
     “New York Banking Day” has the meaning specified in Section 114.
     “Notice of Default’ has the meaning specified in Section 501.
     “Officer’s Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or any authorized officer of the Company or a person duly authorized by any of them, and delivered to the Trustee. Whenever this Indenture requires that an Officer’s Certificate be signed also by an engineer or an accountant or other expert, such engineer, accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Company, and shall be acceptable to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be an employee of or of counsel to the Company. Such counsel shall be reasonably acceptable to the Trustee.
     “Original Issue Discount Security” means (i) any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof, and (ii) any other Security deemed an Original Issue Discount Security for United States Federal income tax purposes.
     “Outstanding”, when used with respect to Securities, or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
     (i) such Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (ii) such Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
     (iii) such Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, or which shall have been paid pursuant to the terms of Section 306 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands, under applicable law, such Security is a legal, valid and binding obligation of the Company).
In determining whether the Holders of the requisite principal amount of such Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of any Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of the taking of such action upon a declaration of acceleration of the Maturity thereof and (ii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.
     “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.
     “Payment Blockage Period” has the meaning specified in Section 1203.
     “Person” means any individual, corporation, company, partnership, joint venture, association, joint-stock, limited partnership, limited liability company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Payment” means with respect to any series of Securities issued hereunder, the city or political subdivision so designated in accordance with the provisions of Section 301.
     “Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

     “Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price”, when used with respect to any Security to be redeemed, means the price specified in the Security at which it is to be redeemed pursuant to this Indenture.
     “Regular Record Date” for the interest payable on any Security on any Interest Payment Date means the date specified in such Security as the Regular Record Date.
     “Repayment Date”, when used with respect to any Security to be repaid, means the date fixed for such repayment by or pursuant to this Indenture.
     “Repayment Price”, when used with respect to any Security to be repaid, means the price at which it is to be repaid by or pursuant to this Indenture.
     “Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness.
     “Required Currency”, when used with respect to any Security, has the meaning set forth in Section 114.
     “Responsible Officer”, when used with respect to the Trustee, means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer or trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, of any series authenticated and delivered from time to time under this Indenture.
     “Security Register” shall have the meaning specified in Section 305.
     “Security Registrar” means the Person who keeps the Security Register specified in Section 305.
     “Senior Indebtedness” means the principal of, premium, if any, and interest on, (i) all the Company’s other indebtedness for money borrowed, other than the Securities, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Securities or to rank pari passu with the Securities and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any indebtedness, guarantee or obligation of the Company which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of the Company, including any senior subordinated Indebtedness and any other subordinated obligations, (5) any obligations with respect to any capital stock, or (6) any Indebtedness incurred in violation of this Indenture. The term “indebtedness for money borrowed” as used herein shall include, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.
     “Special Record Date” for the payment of any Defaulted Interest (as defined in Section 307) means a date fixed by the Trustee with respect to such series pursuant to Section 307.
     “Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
     “Subsidiary” means a Person, the majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or one or more Subsidiaries.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed except as provided in Section 905.
     “Trustee” means the Person named as the Trustee in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean and include each Person who is then a Trustee hereunder. If at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
     “Vice President” when used with respect to the Company or the Trustee means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”, including, without limitation, an assistant vice president.
     “Voting Stock”, as applied to the stock of any Person, means stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such Person other than stock having such power only by reason of the happening of a contingency.
     Section 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual statements of compliance provided pursuant to Section 1004) shall include:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based is or are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 104. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders or Holders of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. If any Securities are denominated in coin or currency other than that of the United States, then for the purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action as herein described, the principal amount of such Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such securities are denominated (as evidenced to the Trustee by an Officer’s Certificate) as of the date the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in the immediately preceding sentence. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of commencement of such Person’s holding the same, shall be proved by the Security Register.
          (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Securities Outstanding shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date, and that no such authorization, agreement or consent may be amended, withdrawn or revoked once given by a Holder, unless the Company shall provide for such amendment, withdrawal or revocation in conjunction with such solicitation of authorizations, agreements or consents or unless and to the extent required by applicable law.
          (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon whether or not notation of such action is made upon such Security.
     Section 105. Notices, etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided or, in the case of a request for repayment, as specified in the Security carrying the right to repayment) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.
     Section 106. Notices to Holders: Waiver. Where this Indenture or any Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, or by reason of the suspension of publication of any Authorized Newspaper, it shall be impractical to mail notice of any event to any Holder or to make publication of any notice in an Authorized Newspaper, each as required by this Indenture, then any method of notification as shall be satisfactory to the Trustee and the Company shall be deemed to be a sufficient giving of such notice.

     Section 107. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be include in this Indenture by any provision of the Trust Indenture Act, such required or deemed provision shall control.
     Section 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 109. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
     Section 110. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 111. Benefits of Indenture. Nothing in this Indenture or in any Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent or Paying Agent, the Security Registrar and the Holders of Securities (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 112. Governing Law. This Indenture and each Security shall be construed in accordance with and governed by the laws of the State of New York.
     Section 113. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 114. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on the Securities of any series from the currency in which such sum is stated to be payable (the “Required Currency”) into the currency in which such judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Required Currency could be purchased in the City of New York with the Judgment Currency on the New York Banking Day preceding that on which a final unappealable judgment is obtained and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in the City of New York or a day on which banking institutions in the city of New York are authorized or required by law or executive order to close.
     Section 115. Incorporators, Stockholders, Officers and Directors of the Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement of or contained in this Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the company or any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a part of the consideration for, the execution of this Indenture and the issue of the Securities.
ARTICLE TWO
SECURITY FORMS
     Section 201. Forms Generally. The Securities of each series shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities (but which do not affect the rights, duties or responsibilities of the Trustee). Any portion of the text of any Security may be set forth on the reverse or on additional pages thereof, with an appropriate reference thereto on the face of the Security.
     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities, subject, with respect to the Securities of any series, to the rules of any securities exchange on which such Securities are listed.
     Section 202. Forms of Securities. Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee the Board Resolution by or pursuant to which such form of Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved thereby or, if a Board Resolution authorizes a specific officer or officers to approve a form of Security, a certificate of such officer or officers approving the form of Security attached thereto. Any form of Security approved by or pursuant to a Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee’s authentication of Securities in that form.

     Section 203. Form of Trustee’s Certificate of Authentication. The form of Trustee’s Certificate of Authentication for any Security issued pursuant to this Indenture shall be substantially as follows:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

____________________________________________ as Trustee,
By:
Authorized Officer

     Section 204. Securities Issuable in the Form of a Global Security.
          (a) If the Company shall establish pursuant to Sections 202 and 301 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 303 and the Company Order delivered to the Trustee or its agent pursuant to such Section 303, authenticate and deliver, such Global Security or Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Global Securities, or such portion thereof as the Company shall specify in a Company Order, (ii) shall be registered in the name of the Depositary for such Global Security or Global Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depositary or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to the nominee of the Depositary or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depositary, has an interest herein.”
          (b) Notwithstanding any other provision of this Section 204 or of Section 305, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 305, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

          (c) (i) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such series. If a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, or if at any time there shall have occurred and be continuing an Event of Default under this Indenture with respect to the Securities of such series, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Securities of such series of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.
     (ii) The Company may at any time and in its sole discretion determine that the Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.
     (iii) If specified by the Company pursuant to Sections 202 and 301 with respect to Securities of any series issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, (1) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest as specified by such Depositary in such Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.
     (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph,

Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. The Trustee or the Security Registrar shall deliver at its Corporate Trust Office such Securities to the Persons in whose names such Securities are so registered.
ARTICLE THREE
THE SECURITIES
     Section 301. General Title, General Limitations; Issuable in Series: Terms of Particular Series. The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is not limited.
     The Securities may be issued in one or more series up to an aggregate principal amount of Securities as from time to time may be authorized by the Board of Directors. All Securities of each series under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time of the authentication and delivery or Stated Maturity of the Securities of such series.
     Each series of Securities shall be created either by or pursuant to a Board Resolution or by an indenture supplemental hereto. The Securities of each such series may bear such date or dates, be payable at such place or places, have such Maturity or Maturities, be issuable at such premium over or discount from their face value, bear interest at such rate or rates, from such date or dates, payable in such installments and on such dates and at such place or places to the Holders of Securities registered as such on such Regular Record Dates, or to such other Persons, or may bear no interest, and may be redeemable or repayable at such Redemption Price or Redemption Prices or Repayment Price or Repayment Prices and on such Redemption Dates or Repayment Dates, as the case may be, whether at the option of the Holder or the Company, and upon such terms, all as shall be provided for in or pursuant to the Board Resolution, or in the supplemental indenture creating that series. There may also be established in or pursuant to a Board Resolution or in a supplemental indenture prior to the issuance of Securities of each such series, provision for:
     (1) the form and title of Securities of the series (which shall distinguish the Securities of the series from all other series of Securities) and whether such Securities are senior or subordinate;
     (2) the exchange or conversion of the Securities of that series, at the option of the Holders thereof or the Company, for or into new Securities of a different series or other securities including shares of capital stock of the Company or any subsidiary of the Company and securities directly or indirectly convertible into or exchangeable for any such shares;
     (3) a sinking or purchase fund or other analogous obligation;

     (4) if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the Securities of such series shall be denominated and in which payments of principal of, and any premium and interest on, such Securities shall or may be payable;
     (5) if the principal of (and premium, if any) or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies or units based on or related to currencies other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;
     (6) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of such series may be determined with reference to an index based on a currency or currencies or units based on or related to currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;
     (7) a limitation on the aggregate principal amount of the Securities of that series;
     (8) the exchange of Securities of that series, at the option of the Holders thereof, for other Securities of the same series of the same aggregate principal amount of a different authorized kind or different authorized denomination or denominations, or both;
     (9) the appointment by the Trustee of an Authenticating Agent in one or more places other than the location of the office of the Trustee with power to act on behalf of the Trustee and subject to its direction in the authentication and delivery of the Securities of any one or more series in connection with such transactions as shall be specified in the provisions of this Indenture or in or pursuant to the Board Resolution or the supplemental indenture creating such series;
     (10) the portion of the principal amount of Securities of the series, if other than the total principal amount thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or provable in bankruptcy pursuant to Section 504;
     (11) any Event of Default with respect to the Securities of such series, if not set forth herein, and any additions, deletions or other changes to the Events of Default set forth herein that shall be applicable to the Securities of such series;
     (12) any covenant solely for the benefit of the Securities of such series and any additions, deletions or other changes to the provisions of Article Ten or any definitions relating to such Article that shall be applicable to the Securities of such series (including a provision making any Section of such Article inapplicable to the Securities of such series);

     (13) if Section 403 of this Indenture shall not be applicable to the Securities of such series and if Section 403 shall be applicable to any covenant or Event of Default established in or pursuant to a Board Resolution or in a supplemental indenture as described above that has not already been established herein;
     (14) if the Securities of such series shall be issued in whole or in part in the form of a Global Security or Global Securities, the terms and conditions, if any, upon which such Global Security or Global Securities may be exchanged in whole or in part for other individual Securities; and the Depositary for such Global Security or Global Securities (if other than the Depositary specified in Section 101 hereof); and
     (15) any other terms of the Securities of such series (which shall not be inconsistent with this Indenture, except as permitted by Section 901(4)).
all upon such terms as may be determined in or pursuant to a Board Resolution or in a supplemental indenture with respect to such series. All Securities of the same series shall be substantially identical in tenor and effect except as to denomination and except if issued pursuant to Section 311. Not all Securities of any series need be issued at the same time, and unless otherwise provided, a series may be reopened for additional Securities of such series.
     The form of the Securities of each series shall be established pursuant to the provisions of this Indenture in or pursuant to the Board Resolution or in the supplemental indenture creating such series. The Securities of each series shall be distinguished from the Securities of each other series in such manner, reasonably satisfactory to the Trustee, as the Board of Directors may determine.
     Unless otherwise provided with respect to Securities of a particular series, the Securities of any series may only be issued in registered form, without coupons.
     Any terms or provisions in respect of the Securities of any series issued under this Indenture may be determined pursuant to this Section by providing for the method by which such terms or provisions shall be determined.
     Section 302. Denominations. The Securities of each series shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or in or pursuant to the Board Resolution or the supplemental indenture creating such series. In the absence of any such provisions with respect to the Securities of any series, the Securities of that series shall be issuable only in fully registered form in denominations of $1,000 and any integral multiple thereof.
     Section 303. Execution, Authentication and Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, its President, one of its Vice Presidents, its Treasurer or its Controller and it need not be attested. The signature of any of these officers on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication; and the Trustee shall, upon Company Order, authenticate and deliver such Securities as in this Indenture is provided and not otherwise.
     Prior to any such authentication and delivery, the Trustee shall be entitled to receive, in addition to any Officer’s Certificate and Opinion of Counsel required to be furnished to the Trustee pursuant to Section 102, and the Board Resolution and any certificate relating to the issuance of the series of Securities required to be furnished pursuant to Section 202, an Opinion of Counsel stating that:
     (1) all instruments furnished to the Trustee conform to the requirements of the Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Securities;
     (2) the form and terms of such Securities have been established in conformity with the provisions of this Indenture;
     (3) all laws and governmental requirements with respect to the execution and delivery by the Company of such Securities have been complied with, all conditions precedent under this Indenture to the authentication and delivery of such Securities have been complied with, the Company has the corporate power to issue such Securities and such Securities have been duly authorized and delivered by the Company and, assuming due authentication and delivery by the Trustee, constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Securities, if any, of such series Outstanding;
     (4) the Indenture is qualified under the Trust Indenture Act; and
     (5) such other matters as the Trustee may reasonably request;
and, if the authentication and delivery relates to a new series of Securities created by an indenture supplemental hereto, also stating that all laws and requirements with respect to the form and execution by the Company of the supplemental indenture with respect to that series of Securities have been complied with, the Company has corporate power to execute and deliver any such supplemental indenture and has taken all necessary corporate action for those purposes and any such supplemental indenture has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and, if the authentication and delivery relates to Securities of a series issued pursuant to Section 311, paragraphs (2) and (3) of the foregoing opinion shall read as follows:
     ”(2) the form of such Securities and the procedures for determining the terms of such Securities as set forth in the procedures relating thereto referred to in Section 311 have been established in conformity with the provisions of this Indenture: and
     (3) all laws and governmental requirements with respect to the execution and delivery by the Company of such Securities have been complied with, all conditions precedent under this Indenture to the authentication and delivery of such Securities have been complied with, Company has the corporate power to issue such Securities and such Securities have been duly authorized by the Company and, when duly executed by the Company and completed and authenticated in accordance with the Indenture and issued, delivered and paid for, will have been duly issued under the Indenture and will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Securities, if any, of such series Outstanding.”
     The Trustee shall not be required to authenticate such Securities if (i) the issue thereof will adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture (ii) the Trustee, being advised by counsel, determines that such action may not be lawfully taken, or (iii) if the Responsible Officers of the Trustee in good faith determine that such action would expose the Trustee to personal liability.
     Unless otherwise provided in the form of Security for any series, all Securities shall be dated the date of their authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     Section 304. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and, upon receipt of the documents required by Section 303, together with a Company Order, the Trustee shall authenticate and deliver, temporary Securities for such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment of such series, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Securities of such series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series of authorized denominations and of like tenor and terms. Until so exchanged the temporary Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.
     Section 305. Registration, Transfer and Exchange. The Company shall keep or cause to be kept a register or registers (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities, or of Securities of a particular series, and for registration of transfers of Securities or of Securities of such series. Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection by the Trustee at the office or agency to be maintained by the Company as provided in Section 1002. There shall be only one Security Register per series of Securities.
     Subject to Section 204, upon surrender for transfer of any Security of any series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such series of any authorized denominations, of a like aggregate principal amount and Maturity and of like tenor and terms.
     Subject to Section 204, at the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denominations, of a like aggregate principal amount and Maturity and of like tenor and terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
     Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
     Unless otherwise provided in the Security to be transferred or exchanged, no service charge shall be made for any transfer or exchange of Securities, but the Company may (unless otherwise provided in such Security) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Section 304 or 906 not involving any transfer.
     The Company shall not be required (i) to issue, transfer or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption under Section 1103 and ending at the close of business on the date of such mailing, or (ii) to transfer or exchange any Security so selected for redemption in whole or in part.
     None of the Company, the Trustee, any agent of the Trustee, any Paying Agent, the Authenticating Agent, or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     The Company initially appoints the Trustee to act as Security Registrar for the Securities on its behalf. The Company may at any time and from time to time authorize any Person to act as Security Registrar in place of the Trustee with respect to any series of Securities issued under this Indenture.
     Section 306. Mutilated, Destroyed, Lost and Stolen Securities. If (i) any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor, series, Maturity and principal amount, bearing a number not contemporaneously Outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 307. Payment of Interest; Interest Rights Preserved. Unless otherwise provided with respect to such Security pursuant to Section 301, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
     Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of the Company by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located inside the United States.
     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or Clause (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any of the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of Securities of such at his or its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
     (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     If any installment of interest the Stated Maturity of which is on or prior to the Redemption Date for any Security called for redemption pursuant to Article Eleven is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the Redemption Price of such Securities.
     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Section 308. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     Section 309. Cancellation. All Securities surrendered for payment, redemption, transfer, or exchange or credit against a sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Security shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Where the Securities are held in global form and to the extent less than all of the Securities are to be cancelled, the Security Registrar’s notation of such cancellation shall be deemed to satisfy any cancellation or obligation herein. The Trustee shall dispose of all cancelled Securities in accordance with its standard procedures and, upon written direction from the Company, deliver a certificate of such disposition to the Company.
     Section 310. Computation of Interest. Unless otherwise provided as contemplated in Section 301 for Securities of any series, interest on the Securities shall be calculated on the basis of a 360-day year of twelve 30-day months.
     Section 311. Medium-Term Securities. Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee an Officer’s Certificate, Board Resolution, supplemental indenture, Opinion of Counsel or Company Order otherwise required pursuant to Sections 102, 202, 301 and 303 at or prior to the time of authentication of each Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that any subsequent request by the Company to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Company that as of the date of such request, the statements made in the Officer’s Certificate or other certificates delivered pursuant to Sections 102, 202 and 303 shall be true and correct as if made on such date.

     A Company Order, Officer’s Certificate or Board Resolution or supplemental indenture delivered by the Company to the Trustee in the circumstances set forth in the preceding paragraph may provide that Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time in the aggregate principal amount established for such series pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Company Order upon the written order of Persons designated in such Company Order, Officer’s Certificate, supplemental indenture or Board Resolution (any such telephonic or electronic instructions to be promptly confirmed in writing by such Persons) and that such Persons are authorized to determine, consistent with such Company Order, Officer’s Certificate, supplemental indenture or Board Resolution, such terms and conditions of said Securities as are specified in such Company Order, Officer’s Certificate, supplemental indenture or Board Resolution.
ARTICLE FOUR
SATISFACTION AND DISCHARGE
     Section 401. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to any series of Securities (except as to any surviving rights of conversion or transfer or exchange of Securities of such series expressly provided for herein or in the form of Security for such series), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:
     (1) either
     (A) all Securities of that series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Securities of such series for whose payment money in the Required Currency has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in paragraphs four and five of Section 1003) have been delivered to the Trustee cancelled or for cancellation; or
     (B) all such Securities of that series not theretofore delivered to the Trustee cancelled or for cancellation
     (i) have become due and payable, or
     (ii) will become due and payable at their Maturity within one year, or
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount in the Required Currency sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee cancelled or for cancellation, with respect to principal (and premium, if any) and interest to, but not including, the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities of such series; and
     (3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee with respect to that series under Section 607 shall survive and the obligations of the Trustee under Sections 402 and 1003 shall survive.
     Section 402. Application of Trust Money. All money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the series of Securities in respect of which it was deposited and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
ARTICLE FIVE
REMEDIES
     Section 501. Events of Default. “Event of Default”, wherever used herein, means, with respect to any series of Securities, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution creating such series of Securities or in the form of Security for such series:
     (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

     (3) default in the performance, or breach, of any term, covenant or warranty of the Company in this Indenture (other than a term, covenant or warranty a default in whose performance or breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (4) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of any order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or
     (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 90 days; or
     (6) any other Event of Default provided as contemplated by Section 301 with respect to Securities of that series.
     Section 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.
     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay
     (A) all overdue interest on all Securities of that series,

     (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities, to the extent that payment of such interest is lawful,
     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and
     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607;
     and
     (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.
     No such rescission shall affect any subsequent Default or impair any right consequent thereon.
     Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if,
     (1) default is made in the payment of any installment of interest on any Security of any series when such interest becomes due and payable, or
     (2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at the Maturity thereof, or
     (3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Securities of any series, and any such default continues for any period of grace provided with respect to the Securities of such series, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Security, the whole amount then due and payable on any such Security for principal (and premium, if any) and interest, with interest, to the extent that payment of such interest shall be legally enforceable, upon the overdue principal (and premium, if any) and upon overdue installments of interest, at such rate or rates as may be prescribed therefor by the terms of any such Security; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607.
     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
     If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     Section 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,
     (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607) and of the Holders allowed in such judicial proceeding, and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 505. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607, be for the ratable benefit of the Holders of the Securities of the series in respect of which such judgment has been recovered.
     Section 506. Application of Money Collected. Any money collected by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 607.
     SECOND: Subject to Article Twelve, to the payment of the amounts then due and unpaid upon the Securities of that series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.
     Section 507. Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of such series;
     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;
it being understood and intended that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such series, or to obtain or to seek to obtain priority or preference over any other Holders of Securities of such series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of all Securities of such series.
     Section 508. Unconditional Right of Holders To Receive Principal, Premium and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
     Section 509. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 510. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 512. Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture, and
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 513. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default not theretofore cured
     (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or in the payment of any sinking or purchase fund or analogous obligation with respect to the Securities of such series, or
     (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     Section 514. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his or its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders of any series, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series to which the suit relates, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective stated Maturities expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be).
     Section 515. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX
THE TRUSTEE
     Section 601. Certain Duties and Responsibilities.
          (a) Except during the continuance of an Event of Default with respect to any series of Securities,
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
          (b) In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise with respect to the Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this subsection shall not be construed to limit the effect of Subsection (a) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and
     (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     Section 602. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to Securities of any series, the Trustee shall transmit by mail to all Holders of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking or purchase fund installment or analogous obligation with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series no such notice to Holders of such series shall be given until at least 90 days after the occurrence thereof. For the purpose of this Section, the term “default”, with respect to Securities of any series, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
     Section 603. Certain Rights of Trustee. Except as otherwise provided in Section 601:
          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
          (h) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate preciously delivered and not superseded; and
          (i) the Trustee shall be entitled to the rights and protections afforded the Trustee pursuant to this Article 6 in acting as Paying Agent, Authenticating Agent and Security Registrar hereunder.
     Section 604. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
     Section 605. Trustee May Hold Securities. The Trustee, any Paying Agent, any Authenticating Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 608, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Authenticating Agent, Security Registrar or such other agent.
     Section 606. Money Held in Trust. All moneys in any currency or currencies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
     Section 607. Compensation and Reimbursement. The Company agrees:
     (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) except as expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     The obligations of the Company under this section shall not be subordinated to the payment of Senior Indebtedness pursuant to Article 12. As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.
     Section 608. Disqualification; Conflicting Interests. The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded for purposes of the conflicting interest provisions of such Section 310(b) the Securities of every other series issued under this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.
     Section 609. Corporate Trustee Required Eligibility. There shall at all times be a Trustee hereunder with respect to each series of Securities, which shall be a Person organized and doing business under the laws of the United States of America or of any State of the United States of America, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or State authority, in either case having a combined capital and surplus of at least $150,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 610.

     Section 610. Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.
          (b) The Trustee may resign with respect to any series of Securities at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (c) The Trustee may be removed with respect to any series of Securities at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities of that series, delivered to the Trustee and to the Company.
          (d) If at any time:
     (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 608 with respect to any series of Securities after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of that series for at least 6 months, or
     (2) the Trustee shall cease to be eligible under Section 609 with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) the Trustee shall become incapable of acting with respect to any series of Securities, or
     (4) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, with respect to the series, or in the case of Clause (4), with respect to all series, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security of such series for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the series, or, in the case of Clause (4), with respect to all series.
          (e) If the Trustee shall resign, be removed or become incapable of acting with respect to any series of Securities, or if a vacancy shall occur in the office of the Trustee with respect to any series of Securities for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee for that series of Securities (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to such series of Securities shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such series and supersede the successor Trustee appointed by the Company with respect to such series. If no successor Trustee with respect to such series shall have been so appointed by the Company or the Holders of such series and accepted appointment in the manner hereinafter provided, subject to Section 514, any Holder who has been a bona fide Holder of a Security of that series for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.
          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to any series and each appointment of a successor Trustee with respect to any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of that series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its principal Corporate Trust Office.
     Section 611. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective with respect to any series as to which it is resigning or being removed as Trustee, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee with respect to any such series; but, on request of the Company or the successor Trustee, such predecessor Trustee shall, upon payment of all amounts owed to it, if any, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, trusts and duties of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder with respect to all or any such series, subject nevertheless to its lien, if any, provided for in Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers, trusts and duties.
     In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to and vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co- trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.
     No successor Trustee with respect to any series of Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible with respect to that series under this Article, to the extent operative.
     Section 612. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided Person shall be otherwise qualified and eligible under this Article to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
     Section 613. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act.
     Section 614. Appointment of Authenticating Agent. At any time when any of the Securities of any series remain Outstanding the Trustee, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities of each series so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $10,000,000 and, if other than the Company itself, subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Company, to the Company. The Trustee for any series may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Company, to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series, may appoint a successor Authenticating Agent for such series which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of such series, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation, including reimbursement of its reasonable expenses, for its services under this Section.
     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

as Trustee,

By:
As Authenticating Agent

By:
Authorized Officer

ARTICLE SEVEN
HOLDERS’ LISTS AND REPORTS
BY TRUSTEE AND COMPANY
     Section 701. Company To Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:
     (1) semi-annually, not later than May 15 and November 15 in each year, a list for each series of Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of the preceding April 30 or October 31, as the case may be, and
     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided no such list need be furnished if the Trustee shall be the Security Registrar for such series.
     Section 702. Preservation of Information; Communications to Holders.
          (a) The Trustee shall preserve, with respect to each series of Securities, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.
          (b) If 3 or more Holders of Securities of any series (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least 6 months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series (in which the applicants must all hold Securities of such series) or with the Holders of all Securities with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within 5 Business Days after the receipt of such application, at its election, either:
     (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or
     (ii) inform such applicants as to the approximate number of Holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Security of such series or to all Holders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within 5 days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Holders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all Holders of such series or all Holders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).
     Section 703. Reports by Trustee.
          (a) Within 60 days after May 15 in each year, beginning in [ ], the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15, in accordance with and to the extent required under Section 313 of the Trust Indenture Act.
          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities of any applicable series are listed, and also with the Commission. The Company will notify the Trustee when the Securities of such series are listed on any stock exchange.
     Section 704. Reports by Company. The Company will:
     (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.
ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER
     Section 801. Company May Consolidate, etc., only on Certain Terms. The Company shall not consolidate with or merge into any other Person or sell, lease or transfer its properties and assets as, or substantially as, an entirety to, any Person, unless:
     (1) (A) in the case of a merger, the Company is the surviving entity, or (B) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale or transfer, or which leases, the properties and assets of the Company as, or substantially as, an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium, if any, and interest on all the Securities and the performance or observance of every covenant and condition of this Indenture on the part of the Company to be performed or observed;
     (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and
     (3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, transfer or lease and the supplemental indenture required in connection with such transaction comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 802. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, transfer or lease of the properties and assets of the Company as, or substantially as, an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named originally as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
     Section 901. Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, to amend the Indenture or any or all series of Securities for any of the following purposes:
     (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or
     (2) to add to the covenants of the Company, or to surrender any right or power herein conferred upon the Company, for the benefit of the Holders of the Securities of any or all series (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series); or
     (3) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with the provisions of this Indenture, provided that such other provisions shall not adversely affect the interest of the Holders of such series of Securities; or
     (4) to modify, eliminate or add to this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar statute hereafter enacted and to add this Indenture such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or

     (5) to establish any form of Security, as provided in Article Two, and to provide for the issuance of any series of Securities as provided in Article Three and to set forth the terms thereof, and/or to add to the rights of the Holders of the Securities of any series; or
     (6) to evidence and provide for the acceptance of appointment by another Person as a successor Trustee hereunder with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 611; or
     (7) to add any additional Events of Default in respect of the Securities of any or all series (and if such additional Events of Default are to be in respect of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of one or more specified series); or
     (8) to provide for the issuance of Securities in coupon as well as fully registered form.
     Section 902. Supplemental Indentures with Consent of Holders. With the consent of the Holders of a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture (all series affected voting together as one class) or, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:
     (1) change the Maturity of the principal of, or the Stated Maturity of any premium on, or any installment of principal or of interest on, any Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any Place of Payment where, or the coin or currency in which, any such Security or any premium or interest thereon is payable, or change the coin or currency in which any such Security is denominated, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or the Stated Maturity, as the case may be, thereof (or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be); or
     (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences, provided for in this Indenture; or

     (3) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities of any series affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.
     Section 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
     Section 906. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee for such series, bear a notation in form approved by the Trustee for such series as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee for such series and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee for such series in exchange for Outstanding Securities of any series.

ARTICLE TEN
COVENANTS
     Section 1001. Payment of Principal, Premium and Interest. With respect to each series of Securities, the Company will duly and punctually pay the principal of (and premium, if any) and interest on such Securities in accordance with their terms and this Indenture.
     Section 1002. Maintenance of Office or Agency. With respect to each series of Securities, the Company will maintain an office or agency in each Place of Payment where Securities may be presented or surrendered for payment, where Securities may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company initially appoints the Trustee as its office or agency for each of said purposes. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal Corporate Trust office of the Trustee, Attention: Corporate Trust Department, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.
     Section 1003. Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of such series, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company will cause each Paying Agent other than the Trustee for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any such payment of principal (and premium, if any) or interest on the Securities of such series; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any series of Securities or for any other purpose, pay, or by Company Order direct the Paying Agent for such series to pay, to the Trustee all sums held in trust by the Company or such Paying Agent in respect of each and every series of Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Company in respect of all Securities, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, or mail to the Holders of the Securities for which the money to be repaid was held in trust, as their names and addresses appear in the Security Register, or both, a notice that such moneys remain unclaimed and that, after a date specified in the notice, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such moneys then remaining will be paid to the Company free of the trust formerly impressed upon it.
     The Company initially authorizes the Trustee to act as Paying Agent for the Securities on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any series of Securities issued under this Indenture.
     Section 1004. Statement as to Compliance. The Company will deliver to the Trustee, within 150 days after the end of each fiscal year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that:
     (1) a review of the activities of the Company during such year and of its performance under this Indenture and under the terms of the Securities has been made under his supervision; and

     (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture and has complied with all conditions and covenants on its part contained in this Indenture through such year, or, if there has been a default in the fulfillment of any such obligation, covenant or condition, specifying each such default known to him and the nature and status thereof.
     For the purpose of this Section 1004, default and compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
     Section 1005. Legal Existence. Subject to Article Eight the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.
ARTICLE ELEVEN
REDEMPTION OF SECURITIES
     Section 1101. Applicability of Article. The Company may reserve the right to redeem and pay before Stated Maturity all or any part of the Securities of any series, either by optional redemption, sinking or purchase fund or analogous obligation or otherwise, by provision therefor in the form of Security for such series established and approved pursuant to Section 202 and on such terms as are specified in such form or in the indenture supplemental hereto with respect to Securities of such series as provided in Section 301. Redemption of Securities of any series shall be made in accordance with the terms of such Securities and, to the extent that this Article does not conflict with such terms, the succeeding Sections of this Article; provided, however, that the rights, duties and obligations of the Trustee shall be controlled by the terms of this Article.
     Section 1102. Election To Redeem; Notice to Trustee. The election of the Company to redeem any Securities redeemable at the election of the Company shall be evidenced by, or pursuant to authority granted by, a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series and the Securities of like tenor and terms of any series to be redeemed.
     In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.
     Section 1103. Selection by Trustee of Securities To Be Redeemed. If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series, by such method as the Trustee shall deem fair and appropriate and which may include provision for the selection for redemption of portions of the principal of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. Unless otherwise provided in the terms of a particular series of Securities, the portions of the principal of Securities so selected for partial redemption shall be equal to the minimum authorized denomination of the Securities of such series, or an integral multiple thereof, and the principal amount which remains Outstanding shall not be less than the minimum authorized denomination for Securities of such series. If less than all the Securities of unlike tenor and terms of any series are to be redeemed, the particular Securities to be redeemed shall be selected by the Company.
     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.
     Section 1104. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his or its address appearing in the Security Register.
     All notices of redemption shall state:
     (1) the Redemption Date;
     (2) the Redemption Price;
     (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities to be redeemed;
     (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and that interest, if any, thereon shall cease to accrue from and after said Redemption Date;
     (5) the place where such Securities are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in the Place of Payment; and
     (6) that the redemption is on account of a sinking or purchase fund, or other analogous obligation, if that is the case.
     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

     Section 1105. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the applicable Trustee or with the applicable Paying Agent (or, if the Company is acting as its own Paying Agent for the applicable series of Securities, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date.
     Section 1106. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with such notice of redemption, such Securities shall be paid by the Company at the Redemption Price. Unless otherwise provided with respect to such Securities pursuant to Section 301, installments of interest the Maturity of which is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from, and including, the Redemption Date to, but excluding, the date on which such Security shall be paid at the rate borne by the Security, or as otherwise provided in such Security.
     Section 1107. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company in the Place of Payment with respect to that series (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his or its attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and Maturity and of like tenor and terms, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
     Section 1108. Provisions with Respect to any Sinking Funds. Unless the form or terms of any series of Securities shall provide otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Securities in cash, the Company may at its option (1) deliver to the Trustee for cancellation any Securities of such series theretofore acquired by the Company, or (2) receive credit for any Securities of such series (not previously so credited) acquired by the Company (including by way of optional redemption (pursuant to the sinking fund or otherwise) but not by way of mandatory sinking fund redemption) and theretofore delivered to the Trustee for cancellation, and if it does so then (i) Securities so delivered or credited shall be credited at the applicable sinking fund Redemption Price with respect to Securities of such series, and (ii) on or before the 60th day next preceding each sinking fund Redemption Date with respect to such series of Securities, the Company will deliver to the Trustee (A) an Officer’s Certificate specifying the portions of such sinking fund payment to be satisfied by payment of cash and by delivery or credit of Securities of such series acquired by the Company, and (B) such Securities, to the extent not previously surrendered.

Such Officer’s Certificate shall also state the basis for such credit and that the Securities for which the Company elects to receive credit have not been previously so credited and were not acquired by the Company through operation of the mandatory sinking fund, if any, provided with respect to such Securities and shall also state that no Event of Default with respect to Securities of such series has occurred and is continuing. All Securities so delivered to the Trustee shall be cancelled by the Trustee and no Securities shall be authenticated in lieu thereof.
     If the sinking fund payment or payments (mandatory or optional) with respect to any series of Securities made in cash plus any unused balance of any preceding sinking fund payments with respect to Securities of such series made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request), unless otherwise provided by the terms of such series of Securities, that cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Securities of such series next following the date of such payment to the redemption of Securities of such series at the applicable sinking fund Redemption Price with respect to Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 1106. The Trustee shall select, in the manner provided in Section 1103, for redemption on such sinking fund Redemption Date a sufficient principal amount of Securities of such series to utilize that cash and shall thereupon cause notice of redemption of the Securities of such series to be given in the manner provided in Section 1104 (and with the effect provided in Section 1106) for the redemption of Securities in part at the option of the Company. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Securities of such series shall be added to the next cash sinking fund payment with respect to Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 1108. Any and all sinking fund moneys with respect to Securities of any series held by the Trustee at the Maturity of Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.
     On or before each sinking fund Redemption Date provided with respect to Securities of any series, the Company shall pay to the Trustee in cash a sum equal to all accrued interest, if any, to the date fixed for redemption on Securities to be redeemed on such sinking fund Redemption date pursuant to this Section 1108.
ARTICLE TWELVE
SUBORDINATION
     Section 1201. Agreement To Subordinate. The Company covenants and agrees, and each Holder by accepting a Security covenants and agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article Twelve, to the prior payment of all Senior Indebtedness, and that such subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. Only indebtedness of the Company which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article Twelve shall be subject to Section 1212.

     Section 1202. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its respective properties: (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before the Holders of Securities shall be entitled to receive any payment of principal of or interest on or other amounts with respect to the Securities; and (2) until the Senior Indebtedness is paid in full, any distribution to which the Holders of Securities would be entitled but for this Article Twelve shall be made to holders of Senior Indebtedness as their interests may appear, except that Holders of Securities may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities and do not provide for the payment of principal prior to the Stated Maturity of all Senior Indebtedness.
     Section 1203. Default on Senior Indebtedness. The Company may not pay the principal of or interest on or other amounts with respect to the Securities, make any deposit pursuant to Section 1003 or repurchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred or is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness, pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of such Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Senior Indebtedness, or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period. Notwithstanding anything herein to the contrary, the Trustee shall not be deemed to have knowledge of any Payment Blockage Period unless and until it has received a Blockage Notice.
     Section 1204. Acceleration of Payment of Securities. If payment of the Securities of any series is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Senior Indebtedness (or their Representatives) of the acceleration. If any

Senior Indebtedness is outstanding, the Company may not pay the Securities until five Business Days after Representatives of the Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article Twelve otherwise permits payments at that time.
     Section 1205. When Distributions Must Be Paid Over. If a distribution is made to the Holders of Securities that because of this Article Twelve should not have been made to them, the Holders of Securities who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.
     Section 1206. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders of Securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article Twelve to holders of Senior Indebtedness which otherwise would have been made to Holders of Securities is not, as between the Company and Holders of Securities, a payment by the Company on Senior Indebtedness.
     Section 1207. Relative Rights. This Article Twelve defines the relative rights of Holders of Securities and holders of Senior Indebtedness. Nothing in this Indenture shall: (1) impair, as between the Company and Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or (2) prevent the Trustee or any Holder of Securities from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders of Securities.
     Section 1208. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.
     Section 1209. Rights of Trustee and Paying Agent. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee have received at its Corporate Trust Office written notice thereof from the Company or a holder of Senior Indebtedness or from any Representative thereof (provided, however, that if an issuer of Senior Indebtedness has a Representative, only the Representative may give the notice), and prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled to in all respects assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by notice to the contrary which may be received by it during or after such three Business Day period. The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Indebtedness, which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article Six shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Article Six.
     Section 1210. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives (if any).
     Section 1211. Article Twelve Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article Twelve shall not be construed as preventing the occurrence of an Event of Default. Nothing in this Article Twelve shall have any effect on the right of the Holders of Securities or the Trustee to accelerate the maturity of the Securities.
     Section 1212. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. government obligations held in trust under Section 1003 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness, or subject to the restrictions set forth in this Article Twelve, and none of the Holders of Securities shall be obligated to pay over any such amount to the Company, or any holder of Senior Indebtedness of the Company or any other creditor of the Company.
     Section 1213. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article Twelve, the Trustee and the Holders of Securities shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 1202 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders of Securities or (iii) upon written notice representing himself or itself to be the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness, and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Twelve, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 1214. Trustee To Effectuate Subordination. Each Holder of Securities by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Securities and the holders of Senior Indebtedness as provided in this Article Twelve and appoints the Trustee as attorney-in-fact for any and all such purposes.
     Section 1215. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Securities, the Company, or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.
     Section 1216. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder of Securities by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.
     Section 1217. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the last three sentences of Section 1209 shall not apply to the Company or an affiliate of the Company if it or such affiliate acts as Paying Agent.
     Section 1218. Payment Permitted If No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities of any series shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1202 or under the conditions described in Section 1203 or 1204, from making payments at any time of principal of (and premium, if any) or interest on the Securities.
ARTICLE THIRTEEN
DEFEASANCE
     Section 1301. Applicability of Article. The provisions of this Article shall be applicable to each series of Securities except as otherwise specified as contemplated by Section 301 for Securities of such series.

     Section 1302. Legal Defeasance. In addition to discharge of the Indenture pursuant to Section 401, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a series on the 91st day after the date of the deposit referred to in Clause (1) below, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series and the Company’s right of optional redemption, if any, (ii) substitution of mutilated, destroyed, lost or stolen Securities, (iii) rights of Holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor or on the specified Redemption Dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vi) the obligations of the Company under Section 1002), and the Trustee, at the expense of the Company, shall, upon a Company Request, execute proper instruments acknowledging the same, if the conditions set forth below are satisfied (hereinafter, “defeasance”):
     (1) The Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust, for the purposes of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) cash in an amount, or (ii) in the case of any series of Securities the payments on which may only be made in legal coin or currency of the United States, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest and premium, if any, on all Securities of such series on each date that such principal, interest or premium, if any, is due and payable or on any Redemption Date established pursuant to Clause (3) below, and (B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;
     (2) The Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred;
     (3) If the Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made;

     (4) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit; and
     (5) The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.
For this purpose, such defeasance means that the Company and any other obligor upon the Securities of such series shall be deemed to have paid and discharged the entire debt represented by the Securities of such series, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1304 and the rights and obligations referred to in Clauses (i) through (vi), inclusive, of the first paragraph of this Section, and to have satisfied all its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned.
     Section 1303. Covenant Defeasance. The Company and any other obligor, if any, shall be released on the 91st day after the date of the deposit referred to in Clause (1) below from its obligations under Sections 704, 801 and 1005 with respect to the Securities of any series on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Securities of such series shall thereafter be deemed to be not “Outstanding” for the purposes of any request, demand, authorization, direction, notice, waiver, consent or declaration or other action or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to such Section or by reason of any reference in such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501, but, except as specified above, the remainder of this Indenture and the Securities of such series shall be unaffected thereby. The following shall be the conditions to application of this Section 1303:
     (1) The Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) cash in an amount, or (ii) in the case of any series of Securities the payments on which may only be made in legal coin or currency of the United States, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest and premium, if any, on all Securities of such series on each date that such principal, interest or premium, if any, is due and payable or on any Redemption Date established pursuant to Clause (2) below, and (B) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

     (2) If the Securities are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made;
     (3) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit;
     (4) The Company shall have delivered to the Trustee an Opinion of Counsel which shall confirm that the holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and covenant defeasance had not occurred; and
     (5) The Company shall have delivered to the Trustee an Officer’s Certificate stating that all conditions precedent provided for relating to the covenant defeasance contemplated by this provision have been complied with.
     Section 1304. Application by Trustee of Funds Deposited for Payment of Securities. Subject to the provisions of the second to last paragraph of Section 1003, all moneys or U.S. Government Obligations deposited with the Trustee pursuant to Section 1302 or 1303 (and all funds earned on such moneys or U.S. Government Obligations) shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law. Subject to Sections 1302 and 1303, the Trustee promptly shall pay to the Company upon request any excess moneys held by them at any time.
     Section 1305. Repayment to Company. The Trustee and any Paying Agent promptly shall pay or return to the Company upon receipt of a Company Request any money or U.S. Government Obligations held by them at any time that are not required for the payment of the principal of and any interest on the Securities of any series for which money or U.S. Government Obligations have been deposited pursuant to Section 1302 or 1303. The provisions of the second to last paragraph of Section 1003 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the principal (and premium, if any) or interest of any series of Securities for which money or U.S. Government obligations have been deposited pursuant to Section 1302 or 1303 has become due and payable.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

EL PASO CORPORATION
By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title: